United States
                   Securities and Exchange Commission
                         Washington, D.C. 20549

          ____________________________________________________

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): August 30, 2002



                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)


                                 Nevada
             (State or other jurisdiction of incorporation)

         000-31801                              33-0930198
 (Commission File Number)           (IRS Employer Identification No.)

18200 Von Karman Avenue, 10th Floor,               92612
    Irvine, California                          (Zip Code)
(Address of principal executive offices)

                             (949) 474-1500
          (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On August 30, 2002, the Registrant executed that certain Capital Stock Exchange Agreement with Cybertel Communications Corp. relating to the purchase of all of the issued and outstanding shares of the capital stock of AWI Global Technologies Inc., a Nevada corporation, owned by Cybertel Communications Corp. AWI Global Technologies Inc. is a recently formed development stage company with no assets or liabilities.

     In consideration for the exchange described in the Agreement, the Registrant conveyed to Cybertel Communications Corp. 2,000,000 shares of the Registrant's common stock, par value $0.001 per share. The Agreement closed on August 30, 2002.

     It is contemplated by the parties that certain of the shares of the stock of AWI Global Technologies Inc. acquired by the Registrant will be spun-off to the Registrant's stockholders pursuant to a registration statement on Form SB-2 to be filed by the Registrant under the Securities Act of 1933, as amended, as soon as is reasonably possible after the closing, with such shares being freely tradable.

     Inasmuch as AWI Global Technologies Inc. has no assets or liabilities, there are no financial statements with respect thereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.
          -------------------
     None.

     (b)  Exhibits.
          ---------

     The following exhibit is filed herewith:

     Exhibit 10.4.  AWI Technologies Inc. Capital Stock Exchange
                    Agreement.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 9, 2002


                                   UNIVERSAL BROADBAND
                                   COMMUNICATIONS, INC.



                                   By  /s/  Mark Ells
                                     -------------------------------
                                     Mark Ells, President